UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
         PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934

      Date of Report (Date of earliest event reported): September 30, 2002




                          AMERICAN ECOLOGY CORPORATION
                          ----------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                      0-11688               95-3889638
           --------                      -------               ----------
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation or organization)                            Identification Number)


         Lakepointe Centre I,
      300 E. Mallard, Suite 300
             Boise, Idaho                                        83706
             ------------                                        -----
(Address of principal executive offices)                       (Zip Code)



                                 (208) 331-8400
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 5.   OTHER INFORMATION.

On October 1, 2002, American Ecology Corporation issued a press release to announce that its wholly owned subsidiary, US Ecology, Inc., will pursue a $12.2 million share of damages award in the case styled ENTERGY ARKANSAS, INC., ET AL,
                                                  ------------------------------
CENTRAL INTERSTATE LOW-LEVEL RADIOACTIVE WASTE COMMISSION AND US ECOLOGY, INC.
------------------------------------------------------------------------------
("PLAINTIFFS") V. STATE OF NEBRASKA, ET AL., CASE NO. 4:98CV3411, U.S. DISTRICT
------------------------------------------
COURT, DISTRICT OF NEBRASKA. The Company has previously capitalized $6,478,000 of Facility Development Costs which any recovery would first be applied against. No gain will be recorded until recovery is assured. The press release, dated October 1, 2002, is attached as Exhibit 99.1 and incorporated by reference herein.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.  The following exhibit is filed as part of this report:

Exhibit 99.1 Press Release, dated October 1, 2002, entitled "COURT RULES AGAINST NEBRASKA IN RADIOACTIVE WASTE LAWSUIT, AMERICAN ECOLOGY TO PURSUE $12.2 MILLION IN DAMAGES; NEBRASKA ORDERED TO PAY TOTAL OF $151 MILLION"

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              AMERICAN ECOLOGY CORPORATION
                              (Registrant)






Date:  October 1, 2002        By: /s/  James R. Baumgardner
                                 --------------------------
                                 James R. Baumgardner
                                 Senior Vice President, Chief Financial Officer, Secretary and Treasurer

                                    EXHIBIT INDEX

Exhibit                           Description
-------                           -----------

99.1 Press Release, dated October 1, 2002, entitled "COURT RULES AGAINST NEBRASKA IN RADIOACTIVE WASTE LAWSUIT, AMERICAN ECOLOGY TO PURSUE $12.2 MILLION IN DAMAGES; NEBRASKA ORDERED TO PAY TOTAL OF $151 MILLION"